FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2008

VoIP, Inc.
(Exact name of registrant as specified in its charter)

(Texas)	(000-28985)	75-2785941
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

151 So. Wymore Rd., Suite 3000 Altamonte Springs, Suite 32714
(Address of principal execute offices, including zip code)

(407) 389-3232
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

A number of the Company’s existing financing agreements contain “favored nations” pricing provisions such that for future securities offerings by the Company at a price per share less than the contractual common stock or preferred stock conversion or warrant exercise rates, those investors' conversion or exercise rates would be adjusted to the lower offering price. As a result of recent transactions, the Company’s convertible notes, convertible preferred shares, and warrants with favored nations provisions are now convertible or exercisable into shares of the Company's common stock at the rate of the lesser of: (a) $0.0044 per share; or (b) 70% of the Company’s average of the three lowest closing bid prices of its common stock for the 10 days prior to the date an investor converts or exercises. Also as a result of these transactions, the Company had 34,897,353 common shares outstanding at the close of business on February 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC. (Registrant)

Date: February 15, 2008	By:	/s/ Anthony Cataldo
Anthony Cataldo
Chief Executive Officer